Exhibit 99.1

PRESS RELEASE

Boingo Wireless Reports Strong Fourth Quarter and Full Year 2013 Results

—Achieved record 2013 revenues of $107 million—

—Announced as exclusive Wi-Fi and DAS provider in the largest airport in South America—

—Announced as exclusive Wi-Fi provider in the largest airport in the Middle East—

LOS ANGELES — February 25, 2014 — Boingo Wireless (NASDAQ: WIFI), the leading DAS and Wi-Fi provider that serves consumers, carriers and advertisers worldwide, today announced the company’s financial results for the fourth quarter and full year ended December 31, 2013.

Fourth Quarter 2013 Financial Highlights

•                  Revenue of $28.8 million, compared to $28.0 million for the fourth quarter of 2012.

•                  Net loss attributable to common stockholders of $2.8 million, or $0.08 per diluted share. This compares to net income attributable to common stockholders of $1.4 million, or $0.04 per diluted share, for the fourth quarter of 2012.

•                  Adjusted EBITDA of $6.9 million, compared to $7.3 million for the fourth quarter of 2012.  Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net (loss) income attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net (Loss) Income Attributable to Common Stockholders to Adjusted EBITDA.”

Full Year 2013 Financial Highlights

•                  Revenue of $106.7 million, compared to $102.5 million in 2012.

•                  Net loss attributable to common stockholders of $4.0 million, or $0.11 per diluted share. This compares to net income attributable to common stockholders of $7.3 million, or $0.20 per diluted share, in 2012.

•                  Adjusted EBITDA of $24.0 million, compared to $30.6 million in 2012.

Operational Highlights

•                  An agreement with São Paulo’s International Airport to design, install and manage advanced Wi-Fi and distributed antenna system (DAS) networks at the airport.

•                  An agreement with Dubai Airports to provide ad-supported Wi-Fi services for Dubai International (DXB) and Al Maktoum International at Dubai World Central (DWC).

•                  An agreement with the Village of Rosemont, Illinois to operate neutral host DAS services and ad-supported Wi-Fi at Rosemont’s convention, entertainment and sports facilities.

•                  An agreement with a U.S.-based tier one carrier for Wi-Fi roaming and offload, bringing the total number of offload agreements to three of the four tier one carriers in the U.S.

•                  The receipt of “Best Wi-Fi service” in Global Traveler’s 2013 GT Tested Awards.

Management Commentary

“As we look back on 2013, we are pleased with our achievements, which included record revenue as well as significant new contracts that are expected to generate long-term recurring revenue in both our wholesale and retail businesses,” said David Hagan, Chief Executive Officer of Boingo Wireless. “Sizeable opportunities in key growth sectors required us to invest more heavily up front this year, which affected our profitability. That said, those investments are already starting to pay off in our advertising business with revenue nearly doubling year over year, while the aggressive ramping of investments in the military network rollouts isn’t expected to contribute in a meaningful way until the second half of this year. “

Mr. Hagan continued, “Importantly, the progress made in 2013 establishes a foundation for accelerated growth starting in the back half of 2014 and beyond.  We believe that DAS, military broadband and advertising will drive further growth of the company.  We’re especially pleased that our healthy balance sheet and strong cash flow provides us the flexibility to pursue our growth initiatives.”

Business Outlook

Boingo Wireless is initiating guidance for the first quarter ending March 31, 2014 and for the full year ending December 31, 2014, as follows:

First Quarter 2014

•                  Revenue is expected to be in the range of $24.0 million to $26.0 million.

•                  Adjusted EBITDA is expected to be in the range of $1.5 million to $3.0 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $6.5 million to $5.0 million, or a net loss of $0.19 to $0.14 per diluted share.

Full Year 2014

•                  Revenue is expected to be in the range of $116.0 million to $121.0 million.

•                  Adjusted EBITDA is expected to be in the range of $24.0 million to $27.0 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $14.0 million to $11.0 million, or a net loss of $0.40 to $0.31 per diluted share.

Conference Call Information

Members of Boingo Wireless’ management will host a conference call to discuss its fourth quarter and full year 2013 financial results beginning at 4:30 pm ET (1:30 pm PT), today, February 25, 2014. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-0789 and enter the passcode: 13575469 ten minutes prior to the scheduled start time. International callers should dial (201) 689-8562 and enter the same passcode. In addition, the call will be broadcast live over the Internet hosted on the Investor Relations section of the company’s website at http://investors.boingo.com and will be archived online upon completion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA as a supplemental measure of its performance.  The company defines Adjusted EBITDA as net (loss) income attributable to common stockholders plus depreciation and amortization of property and equipment, income tax expense, amortization of intangible assets, stock-based compensation expense, non-controlling interests and interest and other expense (income), net.

Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net (loss) income attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

Preliminary Nature of Reported Results

The fourth quarter and full year 2013 financial results reported in this press release are preliminary and unaudited. The company expects to announce final results in March 2014 when it files its Annual Report on Form 10-K for the year ended December 31, 2013. Final results could differ from the preliminary results reported in this press release. The company assumes no obligation and does not intend to update these preliminary results prior to filing its Annual Report on Form 10-K for the year ended December 31, 2013. The company and its external auditors are also in the process of evaluating the effectiveness of the company’s internal control over financial report as of December 31, 2013.

About Boingo Wireless

Boingo Wireless (Nasdaq: WIFI) helps the world stay connected. Our vast footprint of small cell networks covers more than a million DAS and Wi-Fi locations and reaches more than 1 billion consumers annually — in places as varied as airports, stadiums, shopping malls, restaurants, universities, and military bases. The Boingo platform is the only monetization engine of its kind, driving revenue through carrier offload, advertising, location-based data analytics, and consumer products like IPTV, high-speed broadband, and Wi-Fi. For more information about the Boingo story, visit www.Boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans and future guidance. Forward-looking statements are based on the company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, as well as other risk and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2012 filed with the SEC on March 18, 2013, Form 10-Q for the quarter ended March 31, 2013 filed with the SEC on May 10, 2013, Form 10-Q for the quarter ended June 30, 2013 filed with the SEC on August 9, 2013, and Form 10-Q for the quarter ended September 30, 2013 filed with the SEC on November 12, 2013, which we incorporate by reference into this press release.  Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo. are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenue	$28,766	$28,000	$106,746	$102,506
Costs and operating expenses:
Network access	12,870	12,712	47,245	42,289
Network operations	5,050	3,646	18,249	14,541
Development and technology	2,948	2,980	11,432	10,772
Selling and marketing	4,138	3,018	14,244	10,255
General and administrative	3,495	3,245	14,997	12,700
Amortization of intangible assets	794	325	2,250	1,103
Total costs and operating expenses	29,295	25,926	108,417	91,660
(Loss) income from operations	(529)	2,074	(1,671)	10,846
Interest and other (expense) income, net	(33)	(27)	37	143
(Loss) income before income taxes	(562)	2,047	(1,634)	10,989
Income tax expense	2,094	497	1,712	2,965
Net (loss) income	(2,656)	1,550	(3,346)	8,024
Net income attributable to non-controlling interests	174	150	650	729
Net (loss) income attributable to common stockholders	$(2,830)	$1,400	$(3,996)	$7,295
Net (loss) income per share attributable to common stockholders:
Basic	$(0.08)	$0.04	$(0.11)	$0.21
Diluted	$(0.08)	$0.04	$(0.11)	$0.20
Weighted average shares used in computing net (loss) income per share attributable to common stockholders:
Basic	35,452	35,239	35,578	34,774
Diluted	35,452	37,303	35,578	37,317

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	December 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$27,384	$58,138
Restricted cash	430	30
Marketable securities	32,962	41,558
Accounts receivable, net	10,746	10,977
Prepaid expenses and other current assets	11,515	2,072
Deferred tax assets	957	1,204
Total current assets	83,994	113,979
Property and equipment, net	66,474	42,411
Goodwill	42,543	26,744
Intangible assets, net	23,413	10,594
Deferred tax assets	—	4,256
Other assets	1,660	4,548
Total assets	$218,084	$202,532
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,581	$4,990
Accrued expenses and other liabilities	12,643	10,977
Deferred revenue	19,292	17,329
Current portion of capital leases	526	42
Total current liabilities	44,042	33,338
Deferred revenue, net of current portion	25,366	24,123
Long-term portion of capital leases	473	136
Deferred tax liabilities	3,134	—
Other liabilities	4,186	436
Total liabilities	77,201	58,033
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized; 35,226 and 35,483 shares issued and outstanding for 2013 and 2012, respectively	4	4
Additional paid-in capital	183,405	178,219
Accumulated deficit	(43,391)	(34,547)
Total common stockholders’ equity	140,018	143,676
Non-controlling interests	865	823
Total stockholders’ equity	140,883	144,499
Total liabilities and stockholders’ equity	$218,084	$202,532

Boingo Wireless, Inc.

Reconciliation of Net (Loss) Income Attributable to Common Stockholders to Adjusted EBITDA

 (Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net (loss) income attributable to common stockholders	$(2,830)	$1,400	$(3,996)	$7,295
Depreciation and amortization of property and equipment	5,329	4,286	18,940	15,958
Income tax expense	2,094	497	1,712	2,965
Stock-based compensation expense	1,307	572	4,506	2,735
Amortization of intangible assets	794	325	2,250	1,103
Non-controlling interests	174	150	650	729
Interest and other expense (income), net	33	27	(37)	(143)
Adjusted EBITDA	$6,901	$7,257	$24,025	$30,642

CONTACTS:

Christian Gunning	Laura Bainbridge / Kimberly Orlando
Vice President, Corporate Communications	Addo Communications
cgunning@boingo.com	laurab@addocommunications.com /
(310) 586-4009	kimberlyo@addocommunications.com
(310) 829-5400